UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2026

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

770 First Avenue, Suite 425
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2026, the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board, adopted an Annual Incentive Plan (the "Bonus Plan"). Pursuant to the terms of the Bonus Plan, certain full time permanent employees of the Company, including the Company’s executive team, will be eligible to receive annual cash bonuses based upon the achievement of certain corporate and individual performance goals established by the Board. These bonuses are designed to attract, motivate, retain and reward the Company’s employees and executive team.
Each employee who is selected to participate in the Bonus Plan (a “Covered Participant”) will have a target bonus opportunity set for each applicable performance period. The bonus formulas will be adopted in each performance period by the Board and communicated to each Covered Participant following their adoption. The performance goals will be measured at the end of each performance period after the completion of our annual audit or such other appropriate time as the Board determines. If the performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any written agreement between the Covered Participant and the Company, a Covered Participant must be employed by the Company at the end of the applicable performance period to receive a bonus payment. If a Covered Participant was not employed for an entire performance period, the Board may pro rate the bonus based on the number of days the Covered Participant was an active employee during such period.
Under the Bonus Plan, the corporate performance goals are currently comprised of two financial metrics, revenue and adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA"). For participants who are director-level and above, 50% of the target incentive is based upon achievement of the revenue component of the Bonus Plan and the remaining 50% is based upon the achievement of the Adjusted EBITDA component of the Bonus Plan, subject to additional limitations, as set forth in the Bonus Plan. For all other participants, 40% of the target incentive is based upon achievement of the revenue component of the Bonus Plan, 40% is based upon the achievement of the Adjusted EBITDA component of the Bonus Plan, and the remaining 20% of the target incentive is based upon the achievement of individual objectives, as determined at the sole discretion of the Company, subject to additional limitations, as set forth in the Bonus Plan.
The foregoing description is intended only as a summary of the material terms of the Bonus Plan and is qualified in its entirety by reference to the text of the Bonus Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Mitek Systems, Inc. Annual Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

February 20, 2026	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer